UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C., 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported): November 4, 2014

Owens Corning

(Exact Name of Registrant as Specified in its Charter)

DE	1-33100	43-2109021
(State or Other Jurisdiction of Incorporation or Organization)	Commission File Number:	(I.R.S. Employer Identification No.)

One Owens Corning Parkway

Toledo, OH 43659

(Address of Principal Executive Offices, Including Zip Code)

419-248-8000

(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On November 4, 2014, Owens Corning issued a press release announcing that it has amended the terms of its previously announced cash tender offers (as amended, the “Tender Offers”), to increase the aggregate purchase price (including the premium but excluding accrued and unpaid interest) for its 9.000% Senior Notes due 2019 (the “2019 Notes”) and its 6.500% Senior Notes due 2016 (the “2016 Notes,” and together with the 2019 Notes, the “Outstanding Notes”) from an aggregate purchase price (including the premium but excluding accrued and unpaid interest) of $300 million to $400 million. All other terms of the Tender Offers, as previously announced, remain unchanged.

Owens Corning previously announced that it is offering to sell, subject to market and other conditions, a new series of its unsecured senior notes in an underwritten public offering under its effective shelf registration statement (the “Senior Notes Offering”). As announced in the press release, the Company expects to offer an aggregate amount of $400 million in new notes. Owens Corning intends to use the net proceeds of the Senior Notes Offering, plus cash on hand, if required, to fund the repurchase of Outstanding Notes pursuant to the Tender Offers.

A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated as of November 4, 2014

SIGNATURE

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

Owens Corning

Date: November 4, 2014	By:	/s/ John W. Christy
John W. Christy
Senior Vice President, General
Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated as of November 4, 2014.